Constellation Today

•$2.7 billion net sales

•Major U.S. and U.K. presence

•Leading positions in Beer, Wine and Spirits

•4-year EPS CAGR 24%

•S&P Midcap 400 component

Operating Strategy

•Offer a broad product range to capitalize on diverse consumer preferences

•Develop innovative products and powerful brands

•Leverage scale in supply and distribution

•Devote resources to faster growing categories

•Maintain customer focus through individual business units

Broad and Balanced

No single category drives results

Leading Brands Across Categories

U.S. Case Volume

Strategic Vision

•100% beverage alcohol focused

•Keep portfolio positioned for top-line organic growth of 6%-8%

•Increase relative importance to customers in current core markets

•Build presence in other markets of critical mass

Financial Performance(a)

19 consecutive quarters of double-digit EPS growth
(a) Fical year ended on the last day of February
(b) Adjusted for EITF 01-09
(c) Before extraordinary item
(d) Adjusted for FAS142 – Goodwill Amortization

Credit Statistics

	Fiscal year ended Feb 28
	2000	2001	2002	Q3 ’03
Debt / EBITDA	4.4x	4.0x	3.3x	2.8x
Debt / Book Cap	69%	69%	60%	54%
Debt / Market Cap	60%	53%	36%	37%

Summary

•Industry leader

•Strong management

•Positive financial outlook